Exhibit 10.4

Second Amendment To
Credit Agreement (364-Day)

     This Second Amendment to Credit Agreement (364-Day) (this “Amendment”) is dated as of October 21, 2004 by and among Alliance Data Systems Corporation (the “Borrower”), the Guarantor party hereto, the Banks party hereto, and Harris Trust and Savings Bank, as Administrative Agent and Letter of Credit Issuer;

W I T N E S S E T H:

     Whereas, the Borrower, the Guarantor, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement (364-Day) dated as of April 10, 2003 ( as amended by the First Amendment thereto dated as of April 8, 2004, the “Credit Agreement”); and

     Whereas, the Borrower, the Guarantor, the Banks and the Administrative Agent desire to amend the Credit Agreement to (i) increase the aggregate amount to which the Commitments may be increased pursuant to Section 2.16 of the Credit Agreement, (ii) increase the Total Commitments of the Banks by $35,000,000 and (iii) and to make certain other amendments to the Credit Agreement as set forth herein;

     Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

     1. Section 2.16 of the Credit Agreement is hereby amended by deleting the amount “$450,000,000” appearing in the eleventh line thereof and inserting in its place the amount “$500,000,000.”

     2. The Borrower has requested that from and after the Effective Time the Total Commitments of the Banks be increased by $35,000,000, with such increase being allocated to certain of the Banks. Accordingly, the Commitments of the Banks set forth on Schedule I to the Credit Agreement are hereby amended in their entirety and as so amended shall be as set forth on Schedule I to this Amendment. If any Loans are outstanding under the Credit Agreement as of the Effective Time, the Borrower irrevocably authorizes and directs the Banks to make (nonratably if necessary, but otherwise subject to the terms and conditions of the Credit Agreement as amended hereby) a Base Rate Loan in an amount sufficient to (and the Borrower hereby irrevocably authorizes and directs the Banks to apply such Loan to), pay and discharge the Loans of the Banks (nonratably if necessary) such that the percentage of each Bank’s Commitment in use immediately after giving effect to such application is equal.

     3. This Amendment shall become effective as of the opening of business on October 21, 2004 (the “Effective Time”) subject to the conditions precedent that on or before such date:

     (a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantor and the Required Banks; and

     (b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantor authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers.

     4.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

     4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     4.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

     4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Alliance Data Systems Corporation, as Borrower

By	/s/ Robert P Armiak

Name Robert P Armiak, CCM
Title Sr. Vice President, Treasurer

ADS Alliance Data Systems, Inc., as a Guarantor

By	/s/ Robert P Armiak

Name Robert P Armiak, CCM
Title Sr. Vice President, Treasurer

[364-Day]

Harris Trust and Savings Bank, individually, as Letter of Credit Issuer and as Administrative Agent

By	/s/ Peter Stack

Name Peter Stack
Title VP

[364-Day]

SunTrust Bank

By	/s/ Nora G. Brown

Name Nora G. Brown
Title Vice President

[364-Day]

Bank One, N.A. (Main Office Chicago)

By	/s/ Michael M. Tolentino

Name Michael M. Tolentino
Title Director

[364-Day]

Wachovia Bank, N.A.

By	/s/ Michael Romanzo

Name Michael Romanzo
Title Vice President

[364-Day]

JPMorgan Chase Bank

By	/s/ Michael J. Lister

Name Michael J. Lister
Title Vice President JP Morgan Chase Bank

[364-Day]

Huntington National Bank

By	/s/ Steven P. Clemens

Name Steven P. Clemens
Title Vice President

[364-Day]

Credit Suisse First Boston acting through its Cayman Islands Branch

By	/s/ Peter Chauvin

Name Peter Chauvin
Title Vice President

By	/s/ Alain Daoust

Name Alain Daoust
Title Director

[364-Day]

US Bank National Association

By	/s/ David F. Higbee

Name David F. Higbee
Title Vice President

[364-Day]

Union Bank of California, N.A.

By	/s/ Clifford F. Cho

Name Clifford F. Cho
Title Vice President

[364-Day]

Fifth Third Bank (Central Ohio)

By	/s/ Kristie Nicolosi

Name Kristie Nicolosi
Title Assistant Vice President

[364-Day]

Barclays Bank PLC

By	/s/ Alison McGuigan

Name Alison McGuigan
Title Associate Director

[364-Day]

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